Exhibit (32)b
Certification of Chief Financial Officer
Pursuant to Section 1350 of Chapter 63 of Title 18 of the United States Code
I, Nelson Urdaneta, Senior Vice President and Chief Financial Officer of Kimberly-Clark Corporation, certify that, to my knowledge:
(1)the Form 10-Q, filed with the Securities and Exchange Commission on November 5, 2026 (“accompanied report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)the information contained in the accompanied report fairly presents, in all material respects, the financial condition and results of operations of Kimberly-Clark Corporation.

/s/ Nelson Urdaneta
Nelson Urdaneta
Senior Vice President and Chief Financial Officer

November 5, 2026